UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2010

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 26, 2010, certain employees of TIBCO Software Inc. (the “Company”), including each of the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, received performance-based restricted stock unit awards (“awards”). The awards are subject to the terms and conditions of the Company’s Long-Term Incentive Plan (the “LTIP”) and granted under the Company’s 2008 Equity Incentive Plan (the “EIP”) as recently amended and restated, which is subject to approval by stockholders at the Company’s 2010 Annual Meeting of Stockholders on April 22, 2010. If the Company’s stockholders do not approve the amended and restated EIP, the awards will be forfeited and no shares will be issued pursuant to the awards, even if the relevant performance and other vesting criteria (as described below) subsequently are achieved.

The purpose of the LTIP is to align the interests of management with the long term interests of stockholders by focusing management on growing the Company’s market value and non-GAAP EPS over multiple years.

The number of shares subject to the awards as granted to the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, are as follows:

Name of Award Recipient	Number of Shares Subject to Award
Vivek Y. Ranadivé Chief Executive Officer and Chairman of the Board	600,000
Murray D. Rode Chief Operating Officer	300,000
Sydney Carey Executive Vice President and Chief Financial Officer	275,000
Thomas Laffey Executive Vice President, Products and Technology	275,000
Murat Sonmez Executive Vice President, Global Field Operations	300,000

Pursuant to the LTIP, the awards are subject to achievement of performance-based objectives and, in addition, time-based vesting subject to continued employment with the Company and a one-year mandatory deferral period before any shares of the Company’s common stock are issued in settlement of the vested awards. The performance-based goals require the Company to achieve non-GAAP earnings per share (as defined in the award agreement, and referred to herein as “non-GAAP EPS”) of $1.00 or greater for the Company’s fiscal year (“Fiscal Year”) 2012 and a cumulative non-GAAP EPS of $2.40 or greater over the three Fiscal Years 2010, 2011 and 2012. If the performance goals are not met as measured at the end of Fiscal Year 2012, then the awards still may become eligible to vest if, in Fiscal Year 2013, the Company achieves a non-GAAP EPS of $1.00 or greater and a cumulative non-GAAP EPS of $3.00 or greater over the four Fiscal Years 2010, 2011, 2012 and 2013.

Upon attainment of the requisite performance goals, the awards will be scheduled to vest in two equal installments over the subsequent two years, subject to the award recipient’s continued employment. Further, even if the performance and time-based vesting requirements are met, 20% of the awards will be forfeited if, in the first Fiscal Year following achievement of the applicable performance goals, the Company’s non-GAAP EPS falls by 10% or more as compared to the non-GAAP EPS achieved for the year that the performance goals were achieved.

Also, the awards generally will become eligible to vest as to: (a) 25% of the shares upon a “change of control” (as defined in the award agreement) that occurs during 2011 provided non-GAAP EPS as of January 31, 2011, is at least $0.64, (b) as to 50% of the shares upon a change of control that occurs during 2012 provided cumulative non-GAAP EPS as of January 31, 2012, is at least $1.39, or (c) as to 100% of the shares upon a change of control that occurs during 2013 (but before December 2013) provided cumulative non-GAAP EPS as of January 31, 2013, is at least $2.25, assuming that the performance goals have not yet been achieved as of such date. Further, if the award recipient’s employment is involuntarily terminated without “cause” (as defined in the award agreement) within 12 months after a change of control, the award generally will accelerate vesting as to 100% of the shares that had become eligible to vest but are not yet vested as of such termination.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ WILLIAM R. HUGHES
William R. Hughes
Executive Vice President, General Counsel & Secretary

Date: March 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement

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